RECEIVABLES SALE AND ASSIGNMENT AGREEMENT

DATED AS OF MARCH 15, 2006

BETWEEN

GEHL FUNDING LLC,

AS EXISTING OWNER

AND

GEHL FUNDING II, LLC,

AS BUYER

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Exhibits and Schedules

Exhibit I	-	Definitions
Exhibit II	-	Principal Place of Business; Location(s) of Records; Federal Employer Identification Number; Other Names
Exhibit III	-	Lockboxes; Lockbox Account and Lockbox Account Bank
Schedule A	-	Schedule of Receivables

ii

RECEIVABLES SALE AND ASSIGNMENT AGREEMENT

        This RECEIVABLES SALE AND ASSIGNMENT AGREEMENT, dated as of March 15, 2006, is by and between GEHL FUNDING LLC, a Delaware limited liability company (“Existing Owner”), and GEHL FUNDING II, LLC, a Delaware limited liability company (“Buyer”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

        Existing Owner now owns Receivables (each an “Existing Receivable”). Existing Owner wishes to sell and assign to Buyer, and Buyer wishes to purchase from Existing Owner, all of Existing Owner’s right, title and interest in and to all the Existing Receivables, together with the Related Security and Collections with respect thereto.

        Existing Owner and Buyer intend the transactions contemplated hereby to be true sales of the Existing Receivables from Existing Owner to Buyer, providing Buyer with the full benefits of ownership of the Existing Receivables, and Existing Owner and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to Existing Owner.

        Following the purchase of Existing Receivables from Existing Owner, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of the date hereof (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “Purchase Agreement”) among Buyer, Gehl Company, as Servicer (in such capacity, the “Servicer”), Park Avenue Receivables Company, LLC (“Company”), the financial institutions from time to time party thereto (together with Company, the “Purchasers”) and JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) or any successor agent appointed pursuant to the terms of the Purchase Agreement, as agent for the Purchasers (in such capacity, the “Agent”).

ARTICLE I
AMOUNTS AND TERMS

        SECTION 1.01. Purchase of Existing Receivables.

        (a)     Subject to the terms and conditions hereof, Existing Owner agrees to sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer agrees to purchase or acquire from Existing Owner, all of Existing Owner’s right, title and interest in and to all Existing Receivables existing as of the close of business on the Business Day immediately prior to the Initial Funding Date together with all Related Security relating thereto and all Collections thereon.

        (b)     Effective on the Initial Funding Date, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, Existing Owner does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from Existing Owner, all of Existing Owner’s right, title and interest in and to the Existing Receivables set forth on the Schedule of Existing Receivables, which are all of the Existing Owner’s Existing Receivables existing as of the close of business on the Business Day immediately prior to the Initial Funding Date together with all Related Security relating thereto and all Collections thereon. In accordance with the preceding sentence, on the Initial Funding Date, Buyer shall acquire all of Existing Owner’s right, title and interest in and to all Existing Receivables existing as of the close of business on the Business Day immediately prior to the Initial Funding Date together with all Related Security relating thereto and all Collections thereon; provided, that, Buyer shall be obligated to pay the Purchase Price therefor in accordance with Section 1.02. In connection with the payment of the Purchase Price for any Existing Receivables purchased hereunder, Buyer may request that Existing Owner deliver, and Existing Owner shall deliver, such additional documents evidencing the transfer hereunder as Buyer may reasonably request.

        (c)     It is the intention of the parties hereto that the Purchases of Existing Receivables made hereunder shall constitute sales of “accounts”, “payment intangibles” or “chattel paper” (as each such term is defined in Article 9 of the UCC), which sales are absolute and irrevocable and provide Buyer with the full benefits of ownership of the Existing Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.03, the sales of Existing Receivables hereunder are made without recourse to Existing Owner; provided, however, that (i) Existing Owner shall be liable to Buyer for all representations, warranties and covenants made by Existing Owner pursuant to the terms of the Transaction Documents to which Existing Owner is a party, and (ii) such sales do not constitute and are not intended to result in an assumption by Buyer or any assignee thereof of any obligation of Existing Owner or any other Person arising in connection with the Existing Receivables, the related Contracts and/or other Related Security or any other obligations of Existing Owner. In view of the intention of the parties hereto that the Purchase of Existing Receivables made hereunder shall constitute sales of such Existing Receivables rather than loans secured thereby, Existing Owner agrees that it will, on or prior to the Initial Funding Date and in accordance with Section 4.01(e)(ii), mark its master data processing records, file cabinets and file folders relating to the Existing Receivables with a legend acceptable to Buyer and to the Agent (as Buyer’s assignee), evidencing that Buyer has purchased such Existing Receivables as provided in this Agreement and to note in its financial statements that the Existing Receivables have been sold to Buyer. Existing Owner hereby authorizes the filing of financing statements and amendments thereto with respect to the transfers hereunder and further authorizes the filing of a financing statement describing the collateral as “all assets.”

        SECTION 1.02. Payment for the Purchase. The Purchase Price for the Purchase of Existing Receivables shall be payable in full by Buyer to Existing Owner on the Initial Funding Date, and shall be paid to Existing Owner by delivery of immediately available funds.

        SECTION 1.03. Purchase Price Credit Adjustments. If on any day:

        (a)     the Outstanding Balance of an Existing Receivable is:

(i) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Originator, Gehl Receivables LLC, Existing Owner or, in the case of any Existing Receivable acquired by Gehl from a Dealer, by the applicable Dealer (other than cash Collections on account of the Existing Receivables), or

(ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

        (b)     any of the representations and warranties set forth in Article II are no longer true with respect to any Existing Receivable,

then, in such event, Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) in an amount equal to the amount of such reduction or cancellation in the case of clause (a) or the Outstanding Balance of such Existing Receivable in the case of clause (b). Existing Owner shall pay the remaining amount of such Purchase Price Credit in cash within 5 Business Days after Buyer shall have become entitled to such Purchase Price Credit. Without limiting the generality of the foregoing, in connection with the representations and warranties relating to good title, absence of Adverse Claims, or effectiveness of transfer of any Existing Receivable, Existing Owner shall be deemed to have breached such representations and warranties and a Purchase Price Credit shall be payable by Existing Owner in the amount of the Outstanding Balance of any Existing Receivable if (i) a Dealer shall have originated such Existing Receivable, (ii) such Dealer shall have suffered an Insolvency Event at any time following the date such Existing Receivable was transferred hereunder and (iii) an action is brought in the Dealer’s bankruptcy case seeking to claim an affected Existing Receivable or proceeds thereof as property of the estate, exercise any avoiding power of the bankruptcy trustee, challenge good title to or ownership of such Existing Receivable or proceeds, assert any Adverse Claim on such Existing Receivable or proceeds or otherwise challenge the effectiveness or validity of such Dealer’s transfer of any Qualified Receivable and either (A) no Gehl Entity answers such action on a timely basis, (B) no Gehl Entity seeks the dismissal with prejudice of such action on a timely basis or submits a motion for summary judgment of such action on a timely basis or (C) such action survives a motion to dismiss or motion for summary judgment.

        SECTION 1.04. Payments and Computations, Etc. The Purchase Price hereunder shall be paid as directed by Existing Owner on the Initial Funding Date. If any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, interest shall accrue on such unpaid amount at the rate per annum specified in clause (ii) of the definition of “Default Fee” until such amount is paid in full and, such Person agrees to pay such interest on demand; provided, however, that such rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

        SECTION 1.05. Further Assurances. Existing Owner shall take such action requested by Buyer and/or the Agent (as Buyer’s assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and Buyer’s assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Existing Receivables purchased from Existing Owner hereunder.

        SECTION 1.06. Characterization.

        (a)     If, notwithstanding the intention of the parties expressed in Section 1.01(c), the sale by Existing Owner to Buyer of Existing Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing being a “Recharacterization”), then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that the sale of Existing Receivables hereunder shall constitute a true sale thereof, Existing Owner hereby grants to Buyer a valid and perfected security interest in all of Existing Owner’s right, title and interest in, to and under all Existing Receivables now existing and hereafter arising, all Collections, all Related Security and Records with respect thereto, all other rights and payments relating to the Existing Receivables and all proceeds of the foregoing, and all other assets in which Buyer has acquired or purports pursuant to the terms and provisions of this Agreement to have acquired an interest under this Agreement to secure all payment and performance obligations of Existing Owner hereunder (including (a) the obligation to remit all Collections with respect to the Existing Receivables to the Buyer and (b) the obligation to transfer Receivables to the Buyer with a value at least equal to the Existing Receivables, Collections thereon and the Related Security with respect thereto) which security interest shall be prior to all other Adverse Claims thereto. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative. In the case of any Recharacterization, each of the Existing Owner and the Buyer represents and warrants as to itself that each remittance of Collections and other property by the Existing Owner to the Buyer hereunder, will have been (i) in payment of a debt incurred by the Existing Owner in the ordinary course of business or financial affairs of the Existing Owner and the Buyer and (ii) made in the ordinary course of business or financial affairs of the Existing Owner and the Buyer.

        (b)     Existing Owner hereby authorizes Buyer (and any of its assigns), within the meaning of Section 9-509 of any applicable enactment of the UCC, as secured party, to file, without the signature of the debtor, the UCC financing statements contemplated hereby.

        (c)     Existing Owner acknowledges (i) that Buyer, pursuant to the Purchase Agreement, shall assign to the Agent, for the benefit of the Agent, the Purchasers and the Hedge Providers under the Purchase Agreement, such rights, remedies, powers and privileges and (ii) that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Existing Owner agrees that the Agent, as the assignee of the Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder, and, in any case, without regard to whether specific reference is made to Buyer’s assigns in the provisions of this Agreement which set forth such rights and remedies) and Existing Owner agrees to cooperate fully with the Agent and the Purchasers in the exercise of such rights and remedies. Existing Owner further agrees to give to the Agent copies of all notices it is required to give to Buyer hereunder.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

        SECTION 2.01. Representations and Warranties of Existing Owner. Existing Owner hereby represents and warrants to Buyer and its assigns as of the date hereof and the Initial Funding Date that:

        (a)    Limited Liability Company Existence and Power. Existing Owner is (1) a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and (2) is duly qualified to do business and is in good standing as a foreign limited liability company, and has and holds all limited liability company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted. Existing Owner is organized solely under the laws of the State of Delaware.

        (b)    Power and Authority; Due Authorization Execution and Delivery. The execution and delivery by Existing Owner of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, Existing Owner’s use of the proceeds of the Purchase made hereunder, are within its limited liability company powers and authority, and have been duly authorized by all necessary limited liability company action on its part. This Agreement and each other Transaction Document to which Existing Owner is a party has been duly executed and delivered by Existing Owner.

        (c)    No Conflict. The execution and delivery by Existing Owner of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate of formation or operating agreement (or equivalent organizational documents), (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Existing Owner (except as created hereunder) and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

        (d)    Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Existing Owner of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

        (e)    Actions, Suits. There are no actions, suits or proceedings pending by or before any governmental authority, or to the best of Existing Owner’s knowledge, threatened, against or affecting Existing Owner, or any of its properties, in or before any court, arbitrator or other body. Existing Owner is not in default with respect to any order of any court, arbitrator or governmental authority.

        (f)    Binding Effect. This Agreement and each other Transaction Document to which Existing Owner is a party constitute the legal, valid and binding obligations of Existing Owner enforceable against Existing Owner in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        (g)    Accuracy of Information. All information heretofore furnished by Existing Owner to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Existing Owner to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

        (h)    Use of Proceeds. No proceeds of the Purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

        (i)    Good Title. Immediately prior to the time each Existing Receivable is sold hereunder and after giving effect to the Release, Existing Owner shall be the legal and beneficial owner of each such Existing Receivable and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Existing Owner’s ownership interest in each Existing Receivable, its Collections and the Related Security.

        (j)    Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each Purchase hereunder, transfer to Buyer (and Buyer shall acquire from Existing Owner) legal and equitable title to, with the right to sell and encumber each Existing Receivable existing and hereafter arising, together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in the Existing Receivables, the Related Security and the Collections.

        (k)    Places of Business. The principal places of business and chief executive office of Existing Owner and the offices where it keeps all of its Records are located at the address listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.02(a) in jurisdictions where all action required by Section 4.02(a) has been taken and completed. Existing Owner’s Federal Employer Identification Number is correctly set forth on Exhibit II.

        (l)    Collections. The requirements set forth in Section 4.01(j) have at all times been satisfied and duly performed. The name and address of the Lockbox Account Bank, together with the account number of the Lockbox Account at the Lockbox Account Bank and the post office box number of the Lockbox, are listed on Exhibit III. All Obligors of Existing Receivables have been instructed to pay all Collections with respect thereto directly to the Lockbox or the Lockbox Account. Existing Owner has not granted any Person, other than the Collateral Agent (in the case of the Lockbox, the Lockbox Account) as contemplated by the Intercreditor Agreement, control (within the meaning of Section 9-104 of the applicable UCC) of the Lockbox or the Lockbox Account, or the right to take control (within the meaning of Section 9-104 of the applicable UCC) of the Lockbox or the Lockbox Account at a future time or upon the occurrence of a future event. The Intercreditor Agreement remains in full force and effect.

        (m)    Material Adverse Effect. Since the date of its formation or as disclosed in Securities and Exchange Commission filings made prior to the date hereof, no event has occurred that would have a material adverse effect on (i) the financial condition or operations of Existing Owner or (ii) the ability of Existing Owner to perform its obligations under the Transaction Documents. Since February 2, 2006, no event has occurred which would have a material adverse effect on the collectibility of the Existing Receivables generally or any material portion of the Existing Receivables.

        (n)    Names. In the past five (5) years, Existing Owner has not used any legal names, trade names or assumed names other than the name in which it has executed this Agreement and has not been organized in any jurisdiction other than the State of Delaware.

        (o)     [RESERVED].

        (p)    Not an Investment Company. Existing Owner is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

        (q)    Compliance with Law. Existing Owner has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Each Existing Receivable transferred to Buyer hereunder, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

        (r)    Compliance with Credit and Collection Policy. Existing Owner has complied in all material respects with the Credit and Collection Policy with regard to each Existing Receivable and the related Contract.

        (s)    Payments to Existing Owner. With respect to the Existing Receivables transferred to Buyer hereunder, the Purchase Price received by Existing Owner constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. The transfer by Existing Owner of the Existing Receivables hereunder is not voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

        (t)    Enforceability of Contracts. Each Contract with respect to each Existing Receivable transferred to Buyer hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Existing Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        (u)    Eligible Receivables. Each Existing Receivable transferred to the Buyer pursuant to this Agreement and included in the calculation of Net Receivables Balance on the Initial Funding Date satisfies all of the criteria and requirements set forth in the definition of “Eligible Receivable” set forth in Exhibit I to the Purchase Agreement other than those criteria and requirements (i) relating to the transfer of such Receivable pursuant to this Agreement, (ii) relating to any actions by, or qualifications of, the Buyer and (iii) set forth in (A) the proviso to clause (b) of such definition, or (B) clauses (g), (f) and (s) of such definition.

        (v)    Accounting. The manner in which Existing Owner accounts for the transactions contemplated by this Agreement does not jeopardize the legal true sale analysis.

ARTICLE III
CONDITIONS OF PURCHASE

The Purchase under this Agreement is subject to the conditions precedent that all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

ARTICLE IV
COVENANTS

        SECTION 4.01. Affirmative Covenants of Existing Owner. So long as any Existing Receivable that is an “Eligible Receivable” upon transfer to Buyer remains outstanding, Existing Owner hereby covenants as set forth below:

        (a)     Reporting. Existing Owner will promptly, from time to time, provide such information, documents, records or reports relating to the Existing Receivables as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

        (b)     Notices. Existing Owner will notify the Buyer (or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i) Judgment and Proceedings. The entry of any judgment or decree against Existing Owner.

(ii) Material Adverse Effect. The occurrence of any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect on the Existing Receivables.

(iii) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which Existing Owner is a debtor or an obligor.

        (c)    Compliance with Laws. Existing Owner will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Existing Owner will preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction necessary to the conduct of its business; provided, that the Existing Owner may be dissolved on any date that is one year and one day after the Initial Funding Date.

        (d)    [RESERVED].

        (e)    Compliance with Contracts and Credit and Collection Policy. Existing Owner will timely and fully (i) perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Existing Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Existing Receivable and the related Contract. Existing Owner will pay when due any taxes payable in connection with the Existing Receivables, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

        (f)    Ownership. Existing Owner will take all necessary action to establish and maintain, irrevocably in Buyer, legal and equitable title to the Existing Receivables, the Related Security and the Collections, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns).

        (g)    Purchasers’ Reliance.

(i) Existing Owner acknowledges that Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement and the other Transaction Documents in reliance upon Buyer’s identity as a legal entity that is separate from Existing Owner and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, Existing Owner will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer’s identity as a separate legal entity and to make it manifest to third parties that each of Buyer is an entity with assets and liabilities distinct from those of Existing Owner and any Affiliates thereof and not just a division of Existing Owner. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Existing Owner (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Existing Receivables and other assets acquired by Buyer, and (ii) will conduct all transactions with Buyer in connection with the transactions contemplated herein or otherwise to be conducted strictly on an arm’s-length basis.

(ii) From and after the Initial Funding Date, the Existing Owner shall not conduct any business or activities other than (A) the business and activities contemplated and authorized by this Agreement and those reasonably necessary or incidental to its performance hereunder, (B) the distribution of the proceeds of the transfer of the Existing Receivables to the Existing Owner’s creditors and Gehl, pursuant to, and in accordance with, the Existing Owner’s operating agreement and certificate of formation and (C) the winding-up and dissolution of the Existing Owner on a date that is at least one year and one day after the date of this Agreement.

        (h)    Collections. In the event any payments relating to Existing Receivables are remitted directly to Existing Owner, Existing Owner will remit (or will cause all such payments to be remitted) directly to the Lockbox Account Bank or the Collection Account for deposit into the Lockbox Account or the Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, Existing Owner will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Existing Owner hereby disclaims any continuing right, title or interest in the Lockbox, the Lockbox Account or the Collection Account.

        (i)    Taxes. Existing Owner will, prior to its dissolution, file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing by it.

        (j)    Accounting. Existing Owner will account for the transactions contemplated by this Agreement in its financial statements in a manner that is consistent with the parties’ characterization of such transactions as true sales as described in Section 1.01(c).

        (k)    Receivable File; Records. Existing Owner will cause to be delivered to the Servicer the Receivable File and all other Records for each Existing Receivable transferred pursuant hereto.

        SECTION 4.02. Negative Covenants of Existing Owner. So long as any Existing Receivable that is an “Eligible Receivable” upon transfer to Buyer remains outstanding, Existing Owner hereby covenants that:

        (a)    Name Change, Offices and Records. Existing Owner will not make any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), identity, or jurisdiction of organization (other than its dissolution as permitted hereunder), unless (i) at least forty-five (45) days prior to the effective date of any such change, Existing Owner provides written notice thereof to Buyer and the Agent, (ii) at least ten (10) days prior to such effective date, delivers to Buyer and the Agent such financing statements (Forms UCC-1 and UCC-3) which Buyer or the Agent may reasonably request to reflect such change, together with such other documents and instruments that Buyer or the Agent may reasonably request in connection therewith, (iii) at least ten (10) days prior to such effective date, has taken all other steps to ensure that Buyer and the Agent, for the benefit of itself and the Purchasers, continue to have a first priority perfected ownership in the Existing Receivables, the Related Security related thereto and any Collections thereon and (iv) in the case of any change in its jurisdiction of organization (other than its dissolution as permitted hereunder), if requested by Buyer or Agent, the Buyer and Agent shall have received, prior to such change, an opinion of counsel, in form and substance reasonably satisfactory to Buyer and the Agent, as to such organization and Existing Owner’s valid existence and good standing and the perfection and preservation of priority of Buyer’s ownership interest in, and the Agent’s ownership or security interest in, the Existing Receivables, the Related Security and Collections.

        (b)    Change in Payment Instructions to Obligors. Existing Owner will not purport to make any change in the instructions to Obligors regarding payments to be made to the Lockbox or the Lockbox Account.

        (c)    Modifications to Contracts. Existing Owner will not extend, amend or otherwise modify the terms of any Existing Receivable or any Contract related thereto.

        (d)    Sales, Liens. Existing Owner will not purport to sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Existing Receivable, Related Security or Collections on any Existing Receivable, or upon or with respect to any Contract under which any Existing Receivable arises, or the Lockbox, Lockbox Account or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein. Existing Owner will defend the right, title and interest of Buyer in, to and under any of the property conveyed hereunder (other than the Lockbox and Lockbox Account as provided in the Intercreditor Agreement), against all claims of third parties claiming through or under Existing Owner. Existing Owner shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.

        (e)    Accounting for Purchase. Existing Owner will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Existing Receivables and the Related Security by Existing Owner to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Existing Receivables and the Related Security by Existing Owner to Buyer except to the extent that such transactions are not recognized as sales in accordance with GAAP.

ARTICLE V
[RESERVED]

ARTICLE VI
INDEMNIFICATION

        SECTION 6.01. Indemnities by Existing Owner. Without limiting any other rights that Buyer may have hereunder or under applicable law, Existing Owner hereby agrees to indemnify Buyer and its assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of Buyer) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Existing Receivables, excluding, however:

(i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(ii) Indemnified Amounts to the extent the same constitutes recourse for or otherwise includes losses in respect of Existing Receivables that are uncollectible on account of the insolvency, bankruptcy, lack of creditworthiness, or other failure (without cause or justification), or inability to perform its obligations on the part of the related Obligor; or

(iii) (A) taxes imposed by the jurisdiction in which such Indemnified Party’s jurisdiction of organization, operation or management and control, on or measured by the overall net income or revenues of such Indemnified Party to the extent that the amount of or computation of such taxes is consistent with the Intended Characterization, (B) any withholding tax imposed on the payments to any Indemnified Party to the extent such taxes that the amount of or computation of such taxes is consistent with the Intended Characterization, and (C) any tax that would not have been imposed but for the delay or failure by such Indemnified Party (following a written request by the Existing Owner or the Provider, except that this Agreement shall constitute an initial written request by the Existing Owner) in providing to the Seller U.S. IRS Form W-8BEN, W-8IMY, W-8ECI or W-8EXP (whichever is applicable) that is required to be provided by such Indemnified Party to avoid or reduce such taxes;

provided, however, that nothing contained in this sentence shall limit the liability of Existing Owner or limit the recourse of Buyer to Existing Owner in respect of any amounts otherwise specifically provided to be paid by Existing Owner under the terms of this Agreement. Without limiting the generality of the foregoing indemnification but subject to the limitations in clauses (i), (ii) and (iii) above, Existing Owner shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:

(i) any representation or warranty made by Existing Owner (or any officers of Existing Owner) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by Existing Owner pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii) the failure by Existing Owner, to comply with any applicable law, rule or regulation with respect to any Existing Receivable or Contract related thereto, or the nonconformity of any Existing Receivable or Contract included therein with any such applicable law, rule or regulation or any failure keep or perform any obligations, express or implied, owed to any Obligor with respect to any Contract;

(iii) any failure of Existing Owner to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv) any products liability or similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Existing Receivable or the related Contract;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Existing Receivable (including, without limitation, a defense based on such Existing Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Existing Receivable or the furnishing or failure to furnish such merchandise or services;

(vi) any investigation, litigation or proceeding related to or arising from this Agreement, the transactions contemplated hereby, the use of the proceeds of the Purchase, the ownership of the Existing Receivables or any other investigation, litigation or proceeding relating to Existing Owner in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(vii) any inability to litigate any claim against any Obligor in respect of any Existing Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(viii) any Insolvency Event of which the Existing Owner is subject;

(ix) any failure to vest in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Existing Receivables, the Related Security and the Collections, free and clear of any Adverse Claim;

(x) any action improperly taken, any omission of any action required to be taken, or any other action elected to be taken by Existing Owner which reduces or impairs the rights of the Buyer (or any of its assigns) with respect to any Existing Receivable or the value of any such Existing Receivable;

(xi) any attempt by any Person (other than the Arranger, the Agent or any Purchaser) to void the Purchase hereunder under statutory provisions or common law or equitable action; and

(xii) the failure of the Existing Owner to provide the original Receivable File for each Existing Receivable to the Servicer.

        SECTION 6.02. Other Costs and Expenses. Existing Owner shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents (including any amendments hereto or thereto) delivered hereunder.

ARTICLE VII
MISCELLANEOUS

        SECTION 7.01. Waivers and Amendments.

        (a)     No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

        (b)     No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by Existing Owner and Buyer and, to the extent required under the Purchase Agreement, the Agent and the Financial Institutions or the Required Financial Institutions.

        SECTION 7.02. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 7.02.

        SECTION 7.03. Protection of Ownership Interests of Buyer.

        (a)     Existing Owner agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interests of Buyer in the Existing Receivables, the Related Security, the Collections or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time, Buyer (or its assigns) may, at Existing Owner’s sole cost and expense, direct Existing Owner to notify the Obligors of Existing Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Existing Receivables be made directly to Buyer or its designee.

        (b)     If Existing Owner fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligation, and Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by Existing Owner as provided in Section 6.02. Existing Owner irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(es)-in-fact, to act on behalf of Existing Owner (i) to execute on behalf of Existing Owner as debtor and to file financing statements and amendments thereto necessary or desirable in Buyer’s (or its assigns’) sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Existing Receivables, Related Security and Collections and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Existing Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s interests in the Existing Receivables, Related Security and Collections. This appointment is coupled with an interest and is irrevocable.

        SECTION 7.04. Confidentiality. Each party hereto shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the other parties hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e)  in connection with the exercise of any remedies hereunder or under any other Transaction Document or any suit, action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this section, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Gehl Entity and its obligations, (g) with the prior written consent of Gehl (in the case of any Information relating to the business or operation of any Gehl Entity) or the Agent (in the case of any Information relating to the Agent, the Company or the other Purchasers or the commercial or pricing terms hereof), (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the parties hereto on a non-confidential basis from a source other than a Gehl Entity or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors, or (i) by the Agent, the Company or the Arranger to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Company and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential). For purposes of this Section, “Information” means all information received from a Gehl Entity relating to a Gehl Entity or any of their respective businesses, other than any such information that is available to the parties hereto on a non-confidential basis prior to disclosure by a Gehl Entity, provided that, in the case of information received from a Gehl Entity after the date hereof, such information is clearly identified at the time of delivery as confidential.

        SECTION 7.05. Bankruptcy Petition.

        (a)     Existing Owner and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Company, it will not institute against, or join any other Person in instituting against, Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

        (b)     Existing Owner hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Buyer, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

        SECTION 7.06. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

        SECTION 7.07. CONSENT TO JURISDICTION. EXISTING OWNER HEREBY IRREVOCABLY SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY EXISTING OWNER PURSUANT TO THIS AGREEMENT AND EXISTING OWNER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST EXISTING OWNER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY EXISTING OWNER AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY EXISTING OWNER PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

        SECTION 7.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY EXISTING OWNER PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

        SECTION 7.09. Integration; Binding Effect; Survival of Terms.

        (a)     This Agreement and each Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

        (b)     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Existing Owner pursuant to Article II, (ii) the indemnification and payment provisions of Article VI, and Section 7.05 shall be continuing and shall survive any termination of this Agreement.

        SECTION 7.10. Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit”shall mean articles and sections of, and schedules and exhibits to, this Agreement.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

GEHL FUNDING LLC, as Existing Owner
By: /s/ Thomas M. Rettler
Name: Thomas M. Rettler
Title: Vice President and CFO
Address: Gehl Funding LLC
143 Water Street
West Bend, WI 53095
GEHL FUNDING II, LLC, as Buyer
By: /s/ James J. Monnat
Name: James J. Monnat
Title: Treasurer
Address: Gehl Funding II, LLC
143 Water Street
West Bend, WI 53095

Signature Page to Receivables Sale and Assignment Agreement

Exhibit I

Definitions

        This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.

        “Agent” has the meaning set forth in the Preliminary Statements to the Agreement.

        “Agreement” means this Receivables Sale and Assignment Agreement, dated as of March 15, 2006, between Existing Owner and Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        “Buyer” has the meaning set forth in the preamble to the Agreement.

        “Collections” means, with respect to any Existing Receivable, all cash collections and other cash proceeds in respect of such Existing Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Existing Receivable.

        “Company” has the meaning set forth in the Preliminary Statements to the Agreement.

        “Credit and Collection Policy” means Existing Owner’s credit and collection policies, practices and procedures relating to Contracts and Existing Receivables existing on the date hereof and summarized in Exhibit V, as modified from time to time in accordance with the Agreement.

        “Existing Receivable” has the meaning set forth in the Preliminary Statements to the Agreement.

        “Initial Funding Date” means the date of the initial Incremental Purchase under the Purchase Agreement.

        “Intended Characterization” means the characterization for income tax purposes described in Section 13.14(e) of the Purchase Agreement.

        “JPMorgan Chase” has the meaning set forth in the preamble to the Agreement.

        “Existing Owner” has the meaning set forth in the preamble to the Agreement.

1

        “Purchase” means the purchase on the Initial Funding Date under the Agreement by Buyer from Existing Owner of the Existing Receivables, the Related Security and the Collections related thereto, together with all related rights in connection therewith.

        “Purchase Agreement” has the meaning set forth in the Preliminary Statements to the Agreement.

        “Purchase and Sale Agreement” has the meaning set forth in the Preliminary Statements to the Agreement.

      “Purchase Price” means $88,158,831.42.

        “Purchase Price Credit” has the meaning set forth in Section 1.03 of the Agreement.

        “Purchaser” means Company or a Financial Institution, as applicable.

        “Recharacterization” has the meaning assigned to it in Section 1.06(a).

        “Related Security” means, with respect to any Existing Receivable:

(i) all of Existing Owner’s interest in the Financed Equipment, the Dealer Agreements (to the extent related to a particular Existing Receivable), the Dealer Recourse (to the extent related to a particular Existing Receivable), the Receivables Insurance Policies and all other insurance contracts with respect thereto

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Existing Receivable, whether pursuant to the Contract related to such Existing Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Existing Receivable,

(iii) all guaranties, insurance, supporting obligations and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Existing Receivable whether pursuant to the Contract related to such Existing Receivable or otherwise,

(iv) all service contracts and other contracts and agreements associated with such Existing Receivable,

(v) all Records related to such Existing Receivable, and

(vi) all income or proceeds of any of the foregoing.

        “Release” means that certain Release and Extinguishment of Rights to Collateral dated as of March 15, 2006 among JPMorgan Chase Bank, National Association, as trustee, Gehl, and Systems and Services Technologies, Inc., as backup servicer and as custodian.

2

        “Schedule of Receivables” means the master schedule of all Existing Receivables transferred pursuant to this Agreement which is attached hereto as Schedule A. For the avoidance of doubt, the Existing Receivables will also be included in the “Schedule of Receivables” as defined in the Purchase Agreement, the Receivables Purchase and Sale Agreement and the Receivables Sale Agreement.

        All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

3

Exhibit II

Places of Business:

143 Water Street West Bend, WI 53095

Locations of Records:

143 Water Street West Bend, WI 53095

Federal Employer Identification Number:

39-0300430

Corporate, Partnership Trade and Assumed Names:

None

1

Exhibit III

1

Schedule A

Schedule of Receivables as of the date of this Agreement

(attached)

1